                                                   CONFIDENTIAL - EXECUTION COPY
                                                                   EXHIBIT 10.58





        CYSTIC FIBROSIS RESEARCH ALLIANCE AND COMMERCIALIZATION AGREEMENT


                                     BETWEEN


                         THE CYSTIC FIBROSIS FOUNDATION


                                       AND


                         AURORA BIOSCIENCES CORPORATION



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

                            CYSTIC FIBROSIS RESEARCH
                    ALLIANCE AND COMMERCIALIZATION AGREEMENT

THIS AGREEMENT is entered into as of May 19, 2000 (the "Effective Date") by and between the CYSTIC FIBROSIS FOUNDATION with a principal place of business at 6931 Arlington Road, Bethesda, Maryland 20814 ("CFF"), and AURORA BIOSCIENCES CORPORATION, a Delaware corporation having offices at 11010 Torreyana Rd., San Diego, California 92121 ("Aurora").

                                    RECITALS

WHEREAS, Aurora has expertise in the development of automated screening systems and screening biologies used therein and has rights to certain intellectual property related thereto; and

WHEREAS, Aurora has the scientific expertise and capacity to undertake the drug discovery program contemplated herein; and

WHEREAS, CFF wishes to enter into this Agreement with Aurora to significantly extend and expand an existing cystic fibrosis assay development and screening project.

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties agree as follows:

1    DEFINITIONS

The definitions used in this Agreement are attached in Exhibit 1.

2       THE COLLABORATION

        2.1 Collaboration Committee. The Collaboration Committee shall provide advice and support to the Steering Committee regarding scientific and technical aspects of the Collaboration. The Collaboration Committee will cooperate to prepare annually a detailed and updated Work Plan for each subsequent year of the Collaboration as provided in Exhibit 2.1 for the first year of the Collaboration, make recommendations on the allocation of funded FTEs at Aurora in accordance with this Agreement, and periodically review the progress of the Collaboration. In addition, the Collaboration Committee shall make good faith scientific and resource recommendations to the Steering Committee as set forth in this Agreement, help to determine scientific priorities for assay development and screening, technology development, genomics and bioinformatics initiatives, suggest changes in strategy or new areas for research, and identify to the Steering Committee projects that should be discontinued. Each party will appoint *** voting members to the Collaboration Committee within *** days of the Effective Date. Recommendations by the Collaboration Committee will be made by a simple majority of all voting members.

                The Collaboration Committee will request and require Aurora to provide a written summary of the research performed on an annual basis and such summary will be reviewed in good faith by the Collaboration Committee. The Collaboration Committee may recommend



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                approval of the Work Plan for each year of the Collaboration.
                The Collaboration Committee will meet in person, by telephone or videoconference at least *** times per year or more often as mutually agreed. Each party will pay its own expenses incurred in connection with participation at Collaboration Committee meetings. Each party will appoint one (1) of its Collaboration Committee representatives to be responsible for coordinating communications between the parties. Subgroups or subcommittees of the Collaboration Committee may be established and meet, either in person or by telephone or videoconference, more frequently on an "as needed" basis. As appropriate, the Collaboration Committee will make recommendations to the Steering Committee.

        2.2 Steering Committee. The Steering Committee will have overall management of finances and scientific oversight responsibility for the Collaboration using recommendations of the Collaboration Committee. The Steering Committee shall review and approve the Work Plan as it may be updated and amended from time to time and other recommendations of the Collaboration Committee, ensure that reasonable objectives of the Collaboration are pursued and monitored, that the science performed is of high quality, and that resources are appropriately acquired or used. With respect to financial management and scientific issues, the Steering Committee will attempt to mutually resolve issues that arise in the course of the Collaboration in a good faith manner. The Steering Committee will meet in person, by telephone or videoconference at least *** times per year or more often as mutually agreed. Each party will pay its own expenses incurred in connection with participation at Steering Committee meetings. Each party will appoint one (1) of its Steering Committee representatives to be responsible for coordinating communications between the parties. Each party will appoint *** voting members to the Steering Committee within *** days of the Effective Date. Decisions of the Steering Committee will be made by a simple majority of all members, ***.

        2.3 The Collaboration. The Collaboration will specifically focus on the discovery and preclinical development of novel therapeutics for CF. Subject to the parties' obligations herein, Aurora will use reasonable efforts during the Collaborative Period to perform the following in accordance with the Work Plan:

                2.3.1. Develop at least *** high throughput or ultra-high throughput CF Assays or CF-Related Assays for selected CF Targets.

                2.3.2. Conduct at least *** primary screens with CF Assays and CF-Related Assays of at least *** to *** compounds per screen using assays developed pursuant to Section 2.3.1, the number of compounds used depending on the assay type in accordance with the Work Plan, for a total of up to *** datapoints ***, including controls, re-tests and potency determinations which will constitute approximately *** of such datapoints; provided, however that no more than *** datapoints (generally in no less than *** compound blocks for primary screening) will require Aurora's *** technology. The parties may agree in writing to screen additional compounds to generate datapoints in excess of *** using Aurora's *** technology at a price of *** dollars ($***) per *** datapoints, and to generate datapoints in excess of *** datapoints using Aurora's high or ultra high throughput (UHTSS) technology at a price of *** dollars *** per *** datapoints.



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                2.3.3.  Develop focused compound libraries of chemicals ***
                        pursuant to the Work Plan.

                2.3.4. Provide follow-up chemical design and synthesis for Lead expansion and optimization for an estimated *** Leads selected from Validated Hits from primary screens using assays developed pursuant to Section 2.3.1 and the Work Plan and the parties agree to negotiate in good faith to expand the Collaboration to pursue additional Leads if the funding under Section 3.2.1 is insufficient for further Lead development.

                2.3.5. Develop ***assemble a *** assays relevant to each CF Assay or CF-Related Assay as mutually agreed upon in writing by the parties and pursuant to the Work Plan.

                2.3.6. Profile Hits having desirable secondary functional assay properties using in vitro assays available to Aurora that are appropriate for one or more of the following: metabolism, safety, toxicology and pharmacokinetics as early in the Collaborative Period as reasonable. Profile Validated Hits in in vivo tests for pharmacokinetics as set forth in the Work Plan

                2.3.7. Coordinate Lead prioritization, in conjunction with the Collaboration Committee ***. Lead prioritization will be based on ***.

                2.3.8. Produce *** Development Candidates for CF Assays and CF-Related Assays *** Development Candidates in total) with profiles suitable for further in vivo testing and entry into the drug development pipeline.

        2.4 The CF targets not currently specified in the Work Plan that may be subsequently proposed in writing by CFF after the Effective Date shall be CF Targets that CFF reasonably believes to be amenable for development for a high throughput screen using Aurora Technology. Aurora may reasonably request further information regarding the proposed CF Targets. Within *** days of first receiving such information, Aurora shall notify CFF in writing in the event that Aurora reasonably believes that the development of a CF Assay or CF-Related Assay based on the proposed CF Target is not consistent with Aurora's Third Party obligations or if Aurora believes that the development of a CF Assay or CF-Related Assay for a proposed CF Target would not reasonably be legally (e.g., patent infringement) feasible based on available information and that information provided by CFF. If Aurora declines to work on a CF Target proposed by CFF, Aurora will provide CFF with reasons for declining to work on the proposed CF Target based on the written opinion of outside counsel, to the extent that Aurora does not have to reveal Confidential Information of a Third Party, waive attorney client privilege or contravene an obligation to a Third Party.

        2.5 Staffing. In accordance with its best business practices for staffing to provide discovery services to large pharmaceutical companies, Aurora will provide *** to the Collaboration to endeavor to accomplish the reasonable objectives of the Work Plan. Aurora will propose a Collaboration Manager to the Steering Committee and subject to the approval of CFF, such approval not to be unreasonably withheld. ***. Aurora will use ***,



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                and if Aurora *** involved in the Collaboration *** in the
                Collaboration, Aurora will expeditiously use *** to *** with
                ***.

3       COMPENSATION TO AURORA

        3.1 Technology Access Fee. CFF will pay to Aurora a non-refundable and non-creditable technology access fee of *** dollars ($***), due on the Effective Date, and additional payments of *** dollars ($***) on the subsequent anniversaries of the Effective Date during the Collaborative Period.


        3.2     Research and Contract Services Payments.

                3.2.1 FTE Funding. Payments for FTE research support for assay development, screening, technology development, chemistry and project management (non-creditable, non-refundable) for the Collaboration will be made by CFF to Aurora, initially on the Effective Date (for year
                        1) and then on the first day of each quarter thereafter in equal installments for each year during the Collaborative Period in accordance with following table, and as adjusted on an annual basis by the Biotech Index:

           Year of Agreement      No. of FTEs      Research Funding Per Year
           -----------------      -----------      -------------------------
           Year 1                      ***                  ***
           Year 2                      ***                  ***
           Year 3                      ***                  ***
           Year 4                      ***                  ***
           Year 5                      ***                  ***

                Aurora will provide *** corresponding to the research performed under the Collaboration to CFF and the Steering Committee to facilitate monitoring of progress and expenditures. *** during the Collaborative Period and applied by Aurora with the approval of the Collaboration Committee and any *** at the end of the Collaborative Period ***.

                3.2.2. Third Party Contract Services for In Vivo Testing and Chemistry. In addition to the FTE funding payments as described in Section 3.2.1 above, CFF will also make non-creditable, non-refundable payments to Aurora for the purchase by Aurora of contracted services for in vivo testing, chemistry scale-up and synthesis to support in vivo testing or additional chemistry libraries (not including Sections 2.3.2 and 2.3.3) from Third Parties necessary for the Collaboration and approved by the Steering Committee, such payment to be made by CFF to Aurora within *** days of receipt of invoice (including back-up invoices and other supporting detail) from Aurora that such expenses have been incurred. It is estimated that the total cost of contract services through the Collaborative Period will be approximately *** dollars ($***) ***. This ***, for the Collaboration, pursuant to Section 3.2.1.

                3.2.3 Third Party Services and Collaboration. From time to time, during the Collaborative Period, Aurora may determine that it is in the best interests of the Collaboration to (i)



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                        subcontract certain services within the scope of the
                        Collaboration including the services set forth in
                        Section 3.2.2; (ii) access or license biological materials, reagents, compounds and know-how useful for the Collaboration from Third Parties, either academic or commercial; (iii) obtain unusual reagents, materials or instrumentation (collectively, "Collaboration Assets");
                        (iv) license technology not otherwise available to Aurora; or (v) propose that additional Aurora FTE's are necessary to accomplish the goals of the Collaboration, which will not include payments by CFF pursuant to
                        Section 2.3.2 ***. Aurora will review with the Collaboration Committee and report promptly to the Steering Committee upon making such determination and, if possible, at least *** days prior to the beginning of each year during the Collaboration Period in which the action resulting from such determination is proposed to occur:

                        3.2.3.1 the nature of the Third Party services, licenses
                                or Collaboration Assets Aurora has determined are appropriate;

                        3.2.3.2 such supporting material as is necessary to
                                allow the Steering Committee to fully understand the need for such subcontracting, licensing, Collaboration Assets, additional FTE's, and the costs involved; and

                        3.2.3.3 whether Aurora proposes

                                3.2.3.3.1 that the cost of any such services,
                                          licenses or Collaboration Assets will
                                          be paid by Aurora from the payments
                                          made by CFF to Aurora hereunder; or

                                3.2.3.3.2 whether Aurora proposes that an
                                          additional payment by CFF will be
                                          necessary because Aurora's other
                                          activities and expenditures on the
                                          Collaboration will cause it to fully
                                          utilize such payments.

                        3.2.3.4 If Section 3.2.3.3.2 above is applicable or if
                                additional FTE's are proposed, the Steering
                                Committee shall determine whether ***.
                                Additional Aurora FTEs utilized within this Collaboration will be charged to CFF at a rate of *** dollars ($***) per year, as adjusted by the ***.

                        3.2.3.5 If the Steering Committee determines in
                                accordance with Section 3.2.3 that Collaboration Assets are to be acquired, Aurora shall *** of the Collaboration; provided, however, that *** such Collaboration Assets *** approved by the Steering Committee) at the termination of the Collaboration.

                        3.2.3.6 If the decision of the Steering Committee in
                                Section 3.2.3.4 would *** of the Collaboration *** Third Party (i) the Steering Committee shall fully consider whether the proposed transfer is justified in reaching the goals of the Collaboration by balancing the anticipated benefits of such transfer and the availability and cost of alternative means to obtain such rights or services; and (ii) if a transfer of a portion of downstream revenues is determined to be appropriate, such transfer shall be shared proportionately by the parties to the Agreement in accordance with the agreed upon percentages specified for sharing such benefits under Sections 4.5.1 and 4.5.2 of this Agreement.



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                3.2.4   Screening of Third Party Compounds. During the
                        Collaborative Period CFF may, with the written consent of Aurora ***, have Aurora screen chemicals provided by CFF and obtained with written permission from Third Parties ***. Such chemicals shall be provided to Aurora in accordance with the provisions of Section 3.2.5. Such chemicals supplied by CFF or Third Parties will be provided to Aurora in appropriate amounts in *** at a concentration of *** in a *** plate with *** wells of test chemicals, or in a *** plate with *** wells of test chemicals, or such other format as is mutually agreed by the Collaboration Committee. Aurora agrees not to transfer such chemicals to any other Third Party, or to use them for any purpose other than screening assays developed under the Collaboration. CFF will exercise good faith efforts to obtain from each relevant Third Party *** with such Third Party chemicals to Aurora by CFF or such Third Party within *** of completion of such screening *** to CFF by Aurora or a mutually agreed upon time *** that can be used to determine ***. The parties agree that *** obtain the right to *** Aurora from each such Third Party and *** information to Aurora *** that can be used to ***. Aurora will return or destroy unused chemicals upon written notice from CFF.

                3.2.5 Development and Commercialization of Third Party Compounds. Aurora, CFF and Third Party compound or chemistry service suppliers (if any) will agree in writing at the time of entering into any Third Party agreement pursuant to Section 3.2.4 *** of Validated Hits or Leads resulting from CF Assays or CF Related Assays solely in the CF Field and/or the Pulmonary Field under this Agreement, and that *** of Validated Hits or Leads resulting from CF-Related Assays outside the CF Field or the Pulmonary Field and commercial rights thereto in accordance with Section 4.3. *** Aurora and CFF will receive milestone and royalty payments or other forms of consideration for rights to Development Candidates or Products resulting from such Validated Hits or Leads.

        3.3. Research Milestones. In addition to the other payments in accordance with this Agreement and in consideration for achieving certain Collaboration objectives set forth below, CFF will pay to Aurora the following non-refundable, non-creditable research milestone payments:

                3.3.1 Payments for Assay Development. CFF will pay assay development milestones to Aurora upon ***. The characteristics of the assays and associated data required for evaluation as a CF Assay or CF-Related Assay will be made available to CFF and the Chemistry Advisory Group. Such assay(s) will *** validation and payment of such milestone. The milestone amount for the *** is *** dollars ($***) to be paid by CFF within *** days of notice by Aurora that such assay ***. The parties anticipate, subject to a greater understanding of the biology and chemistry of CF Targets by the parties, that during the Collaborative Period *** CF Assays or CF-Related Assays ***. New CF Targets under consideration, and a schedule for CF Target development and implementation in screening, are and will be described in the Work Plan. Validation of CF Assays and CF-Related Assays is subject to the approval of the Steering Committee after recommendation of the Collaboration Committee using guidelines described in the Agreement and such approval will take no longer than *** days. The first such assay is likely to be *** September 9, 1999 between the parties.



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                3.3.2   Payments for Validated Hit Identification. CFF will pay
                        Validated Hit identification milestones to Aurora upon the identification of each Validated Hit for a CF Target, representing ***. The structures of Hits and associated data will be made available solely to CFF and the Chemistry Advisory Group *** as a Validated Hit. Each such Validated Hit will *** identification and payment of such milestone. The milestone amount for the confirmation of each Validated Hit is:

                        *** dollars ($***) for *** Validated Hit for each of the CF Targets;

                        *** dollars ($***) for *** Validated Hit for each of the CF Targets; and

                        *** dollars ($***) for *** Validated Hit for each of the CF Targets;

                        provided, however if CFF determines *** the screening and compound characterization with *** CF Targets, upon termination of the Collaboration, in addition to any other payment due to Aurora in accordance with the terms of this Agreement, CFF shall pay to Aurora the difference, if any, between (1) the number of Validated Hits multiplied by *** dollars ($***), but not to exceed *** dollars ($***); and (2) the amount payable to Aurora pursuant to this Section 3.3.2 without regard to this provisio.

                        Such payments are to be paid to Aurora by CFF within *** days of notice by Aurora of the confirmation of a Validated Hit in accordance with this Agreement. The parties anticipate, subject to a greater understanding of the biology and chemistry of the CF Target by the parties, that during the Collaborative Period a sufficient number of Validated Hits will be generated to produce *** Leads pursuant to Section 3.3.3. Identification of each Validated Hit is subject to the approval of the Steering Committee after recommendation of the Collaboration Committee using guidelines described in the Work Plan and such confirmation will take no longer than *** days, or such longer period ***.

                3.3.3 Payments for Lead Identification. CFF will pay Lead identification milestones to Aurora upon the identification of each Lead for a CF Target, representing a compound that is active on such CF Target. The structures of Validated Hits and associated data will be made available solely to CFF and the Chemistry Advisory Group for evaluation as a Lead. Each such Lead will not be made available by Aurora to CFF or a Third Party in any physical form prior to such identification and payment of such milestone. The milestone amount for the identification of each Lead is *** dollars ($***) to be paid to Aurora by CFF within *** days of notice by Aurora of the confirmation of a Lead. The parties anticipate, subject to a greater understanding of the biology and chemistry of the CF Target by the parties, that during the Collaborative Period *** Leads will be identified. Identification of each Lead is subject to the approval of the Steering Committee after recommendation of the Collaboration Committee using guidelines described in the Work Plan and such confirmation will take no longer than *** days, or such longer period ***.

                3.3.4 Payments for Development Candidate Identification. CFF will pay Development Candidate identification milestones to Aurora upon the *** for a CF Target, representing a *** as a potential drug. The structures of Leads and Derivatives and associated data will be



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                        made available solely to CFF and the Chemistry Advisory
                        Group for evaluation as a Development Candidate. Such Development Candidate(s) will *** confirmation and payment of such milestone. The milestone amount for the identification of each Development Candidate is *** dollars ($***) to be paid by CFF within *** days of notice by Aurora of the confirmation of a Development Candidate. The parties anticipate, subject to a greater understanding of biology and chemistry by the parties, that during the Collaborative Period and after the *** anniversary of the Effective Date, *** Development Candidates will be identified. Identification of each Development Candidate is subject to the approval of the Steering Committee after recommendation of the Collaboration Committee using guidelines described in the Work Plan and such confirmation will take no longer than *** days, or such longer period ***.

                3.3.5 Milestone Arbitration. CFF and Aurora will use good faith efforts to evaluate achievement of a milestone event set forth in Section 3.3. *** milestones set forth in Section 3.3 the parties will *** within *** after the parties determine that an agreement between them cannot be reached *** in this Agreement. CFF and Aurora will use good faith efforts to *** within *** of such disagreement. ***, the parties will arbitrate as set forth in Section 10.14.

                3.3.6 Milestone Notification. Milestone notification by Aurora will not occur prior to the completion of the approval process as set forth in Sections 3.3.1 through 3.3.5.

4       COMMERCIALIZATION

        4.1 Development of Products for the CF Field. *** in the development and commercialization of Development Candidate(s), and CF Product(s), in the CF Field for the treatment of CF, ***, for which the milestones described in Section 3.3 and Section 4.4 have been paid to Aurora; provided, however *** in writing and within *** days any prospective written agreement *** for the development and commercialization of Development Candidate(s), and CF Product(s), in the CF Field for the treatment of CF. Such *** will terminate with respect to a Development Candidate or CF Product after *** an agreement with a Third Party *** for the commercialization of such Development Candidate or CF Product for all of the CF Field, or *** years after the payment for the corresponding Development Candidate milestone pursuant to
                Section 3.3.3. After such date *** will continue *** the development and commercialization of Development Candidate(s), and Product(s) in the CF Field and *** will be required to *** to enter into a written agreement in the CF Field; provided, however that *** such written agreement must provide *** with no less than *** days or other period of time mutually agreed upon in writing to enter into a development and commercialization agreement ***. *** includes the notice of, *** as soon as reasonably possible, and the ***. It is anticipated that such development and commercialization will be conducted *** is not required to incur additional expense in this regard, although it may elect to do so. *** in accordance with this Agreement, to advance Development Candidate(s) and CF Product(s) in the CF Field as expeditiously as practicable into clinical development.

        4.2 Development of Products for the Pulmonary Field. *** the development and commercialization of Development Candidate(s), and Product(s) in the Pulmonary Field,



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                *** for which the milestones described in Section 3.3 and
                Section 4.4 have been paid; provided, however *** in writing and within *** days any prospective written agreement *** for the development and commercialization of Development Candidate(s), and CF Product(s) in the Pulmonary Field. Such *** will terminate with respect to a Development Candidate or CF Product after *** an agreement with a Third Party *** for the commercialization of such Development Candidate or CF Product for all of the CF Field (whether in conjunction with all or a portion of the Pulmonary Field), or *** years after the payment for the corresponding Development Candidate milestone pursuant to Section 3.3.3. After such date *** will continue *** the development and commercialization of Development Candidate(s), and Product(s) in the Pulmonary Field and *** will be required to *** to enter into a written agreement in the Pulmonary Field; provided, however that *** such written agreement must provide *** with no less than *** days or other period of time mutually agreed upon in writing to enter into a development and commercialization agreement ***. *** will have *** a written agreement *** for a Development Candidate or Product where such written agreement *** a *** and a ***. *** includes the notice of, *** as soon as reasonably possible, and the ***. It is anticipated that such development and commercialization in the Pulmonary Field will be conducted *** is required to incur additional expense in this regard, although it may elect to do so. ***


                will *** in accordance with this Agreement to advance Development Candidate(s) and Product(s) as expeditiously as practicable into development.

        4.3 Development of Products Outside both the CF Field and Pulmonary Field. *** the development and commercialization of Development Candidate(s) and Product(s), outside the CF Field, *** for which the milestones described in Sections 3.3 and 4.4 have been paid. It is anticipated that such development and commercialization will be conducted *** not required to incur additional expense in this regard, although it may elect to do so. *** use *** in accordance with this Agreement to advance Development Candidate(s) and Product(s) as expeditiously as practicable into development, and in any case within *** years after the payment of the milestone corresponding to the Development Candidate. If a commercialization partner or licensee has not been identified for any Development Candidate or Product for use outside the CF Field or Pulmonary Field within such *** years, all rights will *** for each such Development Candidate or Product.


        4.4 Milestones Paid to Aurora. In the event CFF and/or its licensees, licensors or collaborators succeeds in developing or commercializing Development Candidate(s) or Product(s) resulting from activities performed pursuant to this Agreement, CFF will pay non-refundable and non-creditable amounts to Aurora as set forth below:

                When a Development Candidate or Product for the CF Field reaches the following milestone events, CFF will promptly notify Aurora of same, and within *** days of such notification, CFF will pay Aurora the amount corresponding to such milestone.

                Milestone Event                                     Amount ($US)
                ---------------                                     ------------




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

                Initiation of Phase I Clinical Testing                  ***

                Initiation of Phase III Clinical Testing                ***

                Submission of an NDA                                    ***

        4.5 Downstream Revenue Capture by the Parties. In the event *** succeeds in developing or commercializing Development Candidate(s) or Product(s) resulting from activities performed pursuant to this Agreement and for which the milestones described in Section 3.3 and Section 4.4 were paid, the parties will pay amounts as set forth below:

                4.5.1 CF Field and Pulmonary Fields. *** on a *** all consideration received by *** from a Third Party for development rights and commercialization rights to any Development Candidate, CF Product for the CF Field resulting from a Hit from a CF Assay or a CF-Related Assay, or Product for the Pulmonary Field resulting from a Hit from a CF Assay or a CF-Related Assay. Such consideration will be paid on a quarterly basis consistent with Section 6. Such consideration includes ***; provided, however *** deduct from each quarterly payment an amount equal to no more than *** of each such payment for *** pass through obligations appurtenant to such Development Candidate, CF Product, or Product; provided, however that *** will not exceed a total of *** dollars ($***). ***.

                4.5.2 Outside the CF Field and Pulmonary Field ***. *** percent (***%) of all consideration received by Aurora from a Third Party for development rights and commercialization rights to any Development Candidate or Product outside the CF Field and Pulmonary Field resulting from a CF-Field and CF-Related Assay. Such consideration will be paid on a quarterly basis consistent with Section 6. Such consideration includes ***; provided, however *** deduct from each quarterly payment an amount equal to no more than *** of each such payment for *** pass through obligations appurtenant to such Development Candidate or Product. ***.

                4.5.3 Expense Reports. The parties will provide each other sufficient information to *** received as set forth in
                        Section 4.5.1 and 4.5.2.

5       LICENSING, INTELLECTUAL PROPERTY RIGHTS AND PROPERTY

        5.1 *** License to CFF to Develop and Commercialize Products in the CF Field. Aurora grants to CFF a ***, worldwide, sublicensable, milestone and royalty bearing license under the Aurora Chemistry Patents and Aurora Chemistry Technology to make, use, import, export and sell Development Candidates and CF Products, for which all payments described in Sections 3 and 4, including the milestones described in Sections 3.3 and 4.4, have been paid, for the CF Field. *** commercialize Development Candidates or Products within *** years after the payment of the corresponding milestone payment for a Development Candidate, CFF's *** will terminate and no longer have any force or effect. Such license is subject to the following: 1) on a Development Candidate-by-Development Candidate basis such license will become effective when milestones are paid by CF according to Sections 3.3 and 4.4 and 2) ***.



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        5.2     *** license to CFF to Develop and Commercialize Products in the
                Pulmonary Field. Aurora grants to CFF a ***, worldwide, sublicensable, milestone and royalty bearing license under the Aurora Chemistry Patents and Aurora Chemistry Technology to make, use, import, export and sell Development Candidates and Products, for which all payments described in Sections 3 and 4, including the milestones described in Section 3.3 and 4.4, have been paid, in the Pulmonary Field. *** commercialize Development Candidates or Products within *** years after the payment of the corresponding milestone payment from a Development Candidate, CFF's *** will terminate and no longer have any force or effect. Such license is subject to the following: 1) on a Development Candidate-by-Development Candidate basis such license will become effective when milestones are paid by CF according to Sections 3.3 and 4.4 and 2) ***.

        5.3 CFF License to Aurora in the CF Field. In the event that CFF Controls or owns rights to Compounds, Development Candidates and Products required for Aurora to fulfill its obligations under this Agreement, CFF grants to Aurora the right to make, use, import, export and sell such Compounds and Products in the CF Field and Pulmonary Field in accordance with this Agreement.

        5.4 Control of Prosecution. CFF will be solely responsible for deciding to file separate patent applications on Validated Hits or Leads ***, and Development Candidates and Products in the CF Field and all methods for treating CF developed hereunder for the CF Field (and corresponding expenses). Patent applications for Validated Hits and Leads that CFF determines to file *** will be filed by Aurora for CFF which patent applications and patents secured may be controlled by CFF pursuant to this
                Section 5.4 if they become Development Candidates; provided, however if CFF does not pay for milestones for such Development Candidates, sole control of such patents and patent applications will revert to Aurora and Aurora will then be responsible for expenses incurred after such reversion date. CFF will have sole responsibility and sole control, at CFF's expense, for the filing, prosecution (including an opposition or interference) and maintenance of such CF Field patents and patent applications upon payment of Development Candidate milestones of Sections
                3.3.4 and 4.4 for patent applications pursuing patent protection of such Development Candidates and Products and the pharmaceutical uses thereof for the CF Field; provided, however that CFF and any licensee or successor in interest to such applications covenants ***. Aurora will have sole responsibility and sole control, at Aurora's expense, for the filing, prosecution (including an opposition or interference) and maintenance of patents and patent applications claiming Hits, Leads, Development Candidates and Products and the pharmaceutical uses thereof and any Inventions developed hereunder for the Pulmonary Field *** (subject to CFF rights of prosecution in this Section 5.4); provided, however CFF will have the reasonable right to review and comment on patent prosecution matters in the Pulmonary Field. The Parties will provide each other with information developed under the Collaboration that is necessary for the prosecution of patent applications in the CF Field and Pulmonary Field pursuant to this Section 5.4, for enforcement rights under Section 5.5 and to satisfy any obligations under 37 C.F.R. ss.1.56 relating to the duty of disclosure.

        5.5 Control of Enforcement. CFF shall have the sole right, but not the obligation, to bring proceedings against any Third Party for the inappropriate use, including patent



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                infringement, of Technology, or Patent Rights owned or
                Controlled by it, or for which it has sole control of prosecution according to Section 5.6, and at its own risk and expense. Aurora, subject to CFF's right in the preceding sentence, shall have the sole right, but not the obligation, to bring proceedings against any Third Party for the inappropriate use, including patent infringement, of Technology, or Patent Rights owned or Controlled by it, or related to a Development Candidate or Product developed under this Agreement, and at its own risk and expense.

        5.6 Zip-lock Licenses for DNA Constructs and Assays to Certain Parties. Aurora will grant CFF and academic, institutional Third Parties designated by CFF, during the Collaborative Period if CFF terminates in accordance with Section 9.3 or for *** years from the Effective Date, with Zip-lock Licenses solely in the CF Field under the Aurora Patents and Aurora Technology, subject to CFF's obligations herein (including the payments described in Section 3) and the execution of appropriate *** with such Third Parties. Such licenses are limited to one or more of the following biological entities: *** developed by the parties under this Agreement and paid for by CFF in the CF Field; provided, however *** (including Development Candidates) are not considered ***. For clarity, CFF and such academic, institutional Third Parties will not be required to pay a license fee for such Zip-lock Licenses and Aurora will provide the *** to such Third Parties at Aurora's ***. Alternatively, Aurora may be able provide these biological entities through a Third Party, subject to certain license limitations similar to the Zip-Lock License ***.

        5.7 Option for Licenses for Aurora Chemicals to Certain Parties. Aurora will provide academic, institutional Third Parties designated by CFF with the following license:

                        "Aurora grants to such Third Party a non-exclusive license under the Aurora Chemistry Patents and Aurora Chemistry Technology, subject to CFF's obligations pursuant to Aurora and CFF Agreement of May 2000, the right to use Development Candidates ***."

                Such grant to such Third Party is subject to an express, written license agreement between Aurora and such Third Party that includes customary limitations to secure and protect intellectual property rights (including Patent Rights), a term of up to *** and renewable if necessary and obligations of confidentiality and assignment of all Inventions to Aurora. For clarity, CFF and such academic, institutional Third Parties will not be required to pay a license fee for such licenses, Aurora will provide the Development Candidates at the expense of CFF and such licenses are not sublicensable, or transferable.

        5.8 Use and Ownership of Data and Technology. Subject to CFF's *** licenses described in Sections ***, all results, data, Inventions, Materials, assays, Technology, Compounds, Development Candidates and Products generated for CFF arising out of this Agreement will be owned exclusively by Aurora and will be treated as Aurora Confidential Information, Aurora Technology, Aurora Chemistry Technology, Aurora Patents or Aurora Chemistry Patents, as the case may be and regardless of inventorship. Subject to CFF's *** licenses described in this Section ***, all such rights will be assigned to Aurora by CFF and its agents, and CFF or its agents will promptly perfect the same to Aurora and CFF will contractually obligate its agents to assign such rights to Aurora.



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        5.9     Limitations. Except as otherwise expressly provided in this
                Section 5, nothing in this Agreement is intended to convey or transfer ownership by one party to the other of any rights, title or interest in any Confidential Information, Technology, copyrights, trademarks, trade secrets or Patent Rights owned or Controlled by a party. All licenses granted herein do not include the right to sublicense except as expressly stated in
                Section 5. Except as expressly provided for in this Agreement, nothing in this Agreement will be construed as a license or sublicense by one party to the other of any rights in any technology, copyrights, or patent rights owned or Controlled by a party. All rights not expressly granted by Aurora in this
                Section 5 are retained by Aurora. Licenses of Section 5 exclude any rights under the Aurora Patents, Aurora Chemistry Patents, Aurora Technology or Aurora Chemistry Technology outside of the CF Field or Pulmonary Field.

6       PAYMENTS, ACCOUNTING FOR AND RECORDS FOR DOWNSTREAM REVENUES

        6.1 Payment and Reporting. The milestones and other payments due under Section 4 and as follows in this Section 6, will be paid within *** days after the end of each calendar quarter period in which such payments are earned during the Royalty Term for each Product, as applicable. With each such quarterly payment CFF or Aurora will furnish the other party a financial statement, setting forth on a country-by-country basis: (i) list of Third Parties that paid consideration to Aurora or CFF, as applicable, in accordance with Section 4.5, (ii) total consideration received from each such Third Party, and (iii) itemized deductions for pass through obligations as described in Section 4.5.

        6.2 Currency of Payment. All payments to be made under this Agreement, including the milestones and downstream revenue payments, paid by Aurora or CFF, as applicable, will be paid in U.S. dollars by wire transfer or other mutually acceptable means to a bank account designated in writing by the recipient. Payments earned in Section 4.5 shall be determined in the currency of the country in which they are paid and then converted into dollars using the rate of exchange published by Reuters Ltd. for the spot purchase of U.S. dollars at 7:15 a.m., Eastern Standard Time, on the third (3rd) banking day following the receipt of such amount by the party obligated to pay under this Section.

        6.3     Records.

                6.3.1 Downstream Revenues Calculations. During the Term and for *** years from the date of each payment of under
                        Section 4.5, CFF and Aurora, as applicable, will keep complete and accurate records of sales and all other information necessary to calculate payment for each Product sold by Aurora or CFF as the case may be in sufficient detail to allow the accrued payments to be determined accurately in accordance with GAAP. One party, with reasonable written notice to the other party, will have the right to cause an independent, certified public accountant to audit such records not more than once each year at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of downstream revenue payments but only during normal business hours. The auditing party will bear the full cost of such audit unless such audit discloses an underpayment of more than *** percent (***) from the amount of the payments due under this Agreement, in which event, the audited party



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                        will bear the reasonable cost of such audit. Such
                        accountant will disclose only whether the financial reports are correct and the details of any discrepancies. The auditing party will cause such accountant to enter into a confidentiality agreement with the audited party. Within *** (***) days of notification by the auditing party of any underpayment of downstream revenues, the audited party will notify the auditing party whether it agrees with the conclusion of such accountant. If the audited party agrees with the conclusion of such account, such audited party will remit to the auditing the amount of any such underpayment. If such accountant concludes that the audited party has made an overpayment of downstream revenues under Section 4.6, the auditing party will so notify the audited party. If the audited party agrees with the conclusion of overpayment, the amount of such overpayment will be credited toward any future payments payable hereunder. If there is a disagreement, the parties will resolve their dispute in accordance with
                        Section 10.14.


7       TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY

        7.1     Confidentiality.

                7.1.1 Subject to the terms and conditions of this Agreement, CFF and Aurora each agree that, during the term of this Agreement and for *** years thereafter, it will use best efforts to keep confidential all Confidential Information that is disclosed to it by the other party in connection with the performance of this Agreement. Neither CFF nor Aurora will use the other party's Confidential Information except as expressly permitted in this Agreement.

                7.1.2 CFF and Aurora each agree that any disclosure of the other's Confidential Information to any officer, employee, contractor, consultant, sublicensee, or agent of the other party will be made only if and to the extent necessary to carry out its responsibilities under this Agreement and to exercise the rights granted to it hereunder, will be limited to the extent consistent with such responsibilities and rights, and will be provided only to such persons or entities who are bound to maintain same in confidence in a like manner as the party receiving same hereunder is so required. CFF's Confidential Information will not be disclosed, without CFF's written consent, in a patent application filed by Aurora. Aurora's Confidential Information will not be disclosed, without Aurora's written consent not to be unreasonably withheld, in a patent application filed by CFF. Each party, upon the other's request, will return all the Confidential Information disclosed to it by the other party pursuant to this Agreement, including all copies and extracts of documents, within *** days of the request of the other party following any termination of this Agreement, except for one (1) copy which may be kept for the purpose of ascertaining and complying with continuing confidentiality obligations under this Agreement.

                7.1.3 Confidential Information will not include any information which the receiving party can prove by competent evidence:

                                i) is now, or hereafter becomes, through no fault of the receiving party, generally known or available;



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                                ii) is known by the receiving party at the time
                                of receiving such information, as evidenced by its records;

                                iii) is hereafter furnished to the receiving party without restriction as to disclosure or use by a Third Party lawfully entitled to so furnish same;

                                iv) is independently developed by the employees, agents or contractors of the receiving party without the aid, application or use of the disclosing party's Confidential Information;

                                v) is the subject of a written permission to disclose provided by the disclosing party; or

                                vi) is provided by the disclosing party to a Third Party without restriction as to confidentiality.

                A party may also disclose Confidential Information of the other where required to do so by law or legal process, provided that, in such event, the party required to so disclose will give maximum practical advance written notice of same to the other party and will cooperate with the other party's efforts to seek, at the request and expense of the other party, all confidential treatment and protection for such disclosure as is permitted by applicable law. The parties agree that the material financial terms of this Agreement will be considered Confidential Information of both parties. A party will have the further right to disclose the material financial terms of this Agreement under strictures of confidentiality to any potential acquirer, bona fide potential strategic partner or collaborator, merger partner, bank, venture capital firm, or other financial institution to obtain financing with the consent of the other party hereto. The parties agree that information applicable to drug development for CF Targets in the CF Field and Pulmonary Field and developed under the Collaboration will be considered Confidential Information of both parties and will be subject to the confidentiality requirements of this Section 7.1. Notwithstanding the foregoing, Aurora may disclose and use Confidential Information developed under the Collaboration for use with CF Targets outside the CF Field and the Pulmonary Field or inside the CF Field and the Pulmonary Field for non-CF Targets in the course of its assay development and other service activities under strictures of confidentiality to bona fide customers or licensees.

        7.2 Publication of Results. If either party desires to publish or otherwise disclose the results and data obtained by the parties in the course of the Collaboration, such party will provide a copy of any such proposed public disclosure to the other party at least *** calendar days prior to such disclosure. The other party will have *** calendar days from the receipt of such proposed public disclosure to object to the proposed disclosure or any portion thereof (a) on the basis that it contains or references unprotected patentable subject matter or (b) violates any provision of this Agreement, including the confidentiality provisions hereof or (c) is factually inaccurate. Notwithstanding anything herein to the contrary, if such party objects on the basis that the disclosure contains unprotected patentable subject matter, the disclosing party will refrain from making the disclosure for *** calendar days from the date of the other party's objection in order to allow the other party an opportunity to obtain proper legal protection for



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                the subject matter contained in the proposed public disclosure.
                In the event that the other party objects to any proposed public disclosure on the basis that some or all of said disclosure violates the confidentiality terms of this Agreement, ***. In addition the parties agree to credit each other when a publication is based in whole or in significant part of the other party's Technology.

        7.3 Publicity. Neither party may make any public announcement or otherwise disclose the terms or milestone events of this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld. Upon execution of this Agreement, the parties will issue a press release in the form mutually agreed upon or a reasonable variant thereof. Any additional press releases or public announcements with respect to this Agreement or the transactions and activities contemplated herein will be at such time and in such manner as the parties will mutually agree upon.

8       WARRANTIES, INDEMNIFICATION AND LIABILITY

        8.1 Mutual Representations and Warranties. The parties make the following representations and warranties to each other:

                8.1.1 Corporate Power. Each party hereby represents and warrants that such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to perform its obligations under the Agreement.

                8.1.2 Due Authorization. Each party hereby represents and warrants that such party (a) has the requisite power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder; and
                        (b) has taken all necessary action on its part to authorize the execution and delivery of the Agreement and to authorize the performance of its obligations hereunder and the grant of rights extended by it hereunder.

                8.1.3 Performance. Each party will exercise a standard of professional practice that is consistent with the practices of other entities performing like services or activities.

        8.2 CFF Indemnification. CFF hereby agrees to indemnify, defend and hold Aurora, and its officers, directors, employees, and agents (collectively, the "Aurora Indemnitees") harmless from and against all damages or other amounts payable to a Third Party, including reasonable attorneys' fees and costs of litigation, resulting from a suit or claim brought by a Third Party against a Aurora Indemnitee for ***. If an Aurora Indemnitee desires indemnification from CFF, such Aurora Indemnitee will promptly and in writing notify CFF of the same pursuant to this Section
                8.2 and the circumstances surrounding such requested indemnification and CFF will be entitled to assume sole control of the defense or settlement; provided, however, that the Aurora Indemnitee will be entitled to participate in the defense of such matter and to employ counsel of its choosing and at its own expense to provide assistance to CFF.

        8.3 Aurora Indemnification. Aurora hereby agrees to indemnify, defend and hold CFF, and its officers, directors, employees, and agents (collectively, the "CFF Indemnitees") harmless from and against all damages or other amounts payable to a Third Party, including



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                reasonable attorneys' fees and costs of litigation, resulting from a suit or claim brought by a Third Party against a CFF Indemnitee for i) any development, manufacture, use or sale of a Development Candidate or Product by or through Aurora or its Licensees, and ii) personal injury or property damage that was caused by Aurora or by or to an Aurora employee or agent due to the willful misconduct of Aurora or such Aurora employee or agent in performance of this Agreement at CFF or Aurora; except to the extent such damages or other amounts payable are attributable to: (a) a violation of law and regulation or court order by any CFF Indemnitee, or (b) any willful misconduct of any CFF Indemnitee. If a CFF Indemnitee desires indemnification from Aurora, such CFF Indemnitee will promptly and in writing notify Aurora of the same pursuant to this Section 8.3 and the circumstances surrounding such requested indemnification and Aurora will be entitled to assume sole control of the defense or settlement; provided, however, that the CFF Indemnitee will be entitled to participate in the defense of such matter and to employ counsel of its choosing and at its own expense to provide assistance to Aurora.

        8.4 Limitation of Liability and Warranty. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTIAL, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY. Except as expressly set forth in this Section 8, the parties MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS OR SERVICES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

9       TERM AND TERMINATION

        9.1 Term. The Collaborative Period is defined as five (5) years, unless mutually extended by the parties or terminated earlier pursuant to Section 9.3. The term of this Agreement will commence on the Effective Date and, unless terminated earlier as provided in this Section 9 or extended by mutual written agreement of the parties, continue in full force and effect until the expiration of the downstream payments under this Agreement ("Term").

        9.2 Termination for Cause. Without limitation to pursue legal rights in accordance with Section 10.14, either party will have the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the non-breaching party will have given the breaching party *** days (*** days in the case of non-payment) written notice of the breach and intention to terminate this Agreement in the absence of a reasonable cure by the breaching party to the reasonable satisfaction of the non-breaching party within such *** day period. Such notice will specify the alleged conditions of breach and contain notice of termination under this Section 9.2. Any disagreements between the parties regarding the existence of a breach, the rights and obligations of the parties hereunder or liability to pay damages will solely be resolved in accordance with Section 10.14.

        9.3 Termination without Cause of the Collaboration Period. CFF may terminate the



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                Collaboration Period defined in this Agreement for any reason as follows:

                9.3.1 *** Effective Date with advance written notice to Aurora *** days before the *** the Effective Date; provided, however that Aurora has *** develop at *** and complete *** prior to *** of the Collaboration Period;

                9.3.2 In the event that Aurora successfully *** and *** and as specified in the Work Plan prior to the *** anniversary of the Effective Date as the case may be, CFF may terminate the Collaboration Period by payment to Aurora as follows:

                        9.3.2.1 *** dollars ($***) for termination before the
                                *** anniversary of the Effective Date;

                        9.3.2.2 *** dollars ($***) for termination before the
                                *** anniversary of the Effective Date; and

                        9.3.2.3 *** dollars ($***) for termination before the
                                *** anniversary of the Effective Date.

                9.3.3 The parties will not have any further obligations under the Collaboration after such termination. If CFF provides notice of intent to terminate according to
                        Section 9.3.1 prior to the *** anniversary of the Effective Date, and if after the date of CFF's notice of such termination Aurora completes such obligations specified in Section 9.3.1 then CFF may withdraw its intent to terminate, or terminate in accordance with
                        Section 9.3.2 within *** days of Aurora's notice to CFF that such obligations have been fulfilled.

        9.4 Effect of Expiration or Termination. Expiration or termination of this Agreement will not relieve the parties of any obligation accruing prior to such expiration or termination. The obligations and rights of the parties under Sections 4, 6, 7, 9 and 10 will survive termination or expiration of this Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties under Section 5 hereof will terminate and be of no further force or effect whatsoever upon any termination of this Agreement. After any termination of Zip-Lock Licenses all transferred Materials under Zip-Lock Licenses will be destroyed or transferred back to Aurora within *** days.

10      MISCELLANEOUS

        10.1 Assignment. Notwithstanding any provision of this Agreement to the contrary, neither party may assign any of its rights or obligations under this Agreement in any country to any Third Party without the written consent of the non-assigning party except that CFF may assign this Agreement to an entity that is controlled by or under common control with CFF; provided, however, that any such assignment will not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement. Either party may also assign its rights and obligations under this Agreement in connection with the sale of all or substantially all of its assets, or may otherwise assign its



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                rights or obligations under this Agreement with the prior
                written consent of the other party. This Agreement will survive any merger or consolidation of either party with or into another party and no consent for any such merger, consolidation or similar reorganization will be required hereunder.

        10.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement will be void.

        10.3 Force Majeure. Neither party will lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party if the failure is occasioned by war, fire, explosion, flood (including but not limited to, floods caused by El Nino), earthquake, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party, provided that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure and thereafter takes all reasonable steps to mitigate any such delay in performance hereunder and any damages that may be incurred by the other party thereby.

        10.4 Notices. Any notices or communications provided for in this Agreement to be made by either of the parties to the other will be in writing, in English, and will be made by prepaid air mail with return receipt addressed to the other at its address set forth below. Any such notice or communication may also be given by hand, by courier or by facsimile to the appropriate designation. Notices will be sent:


                            If to CFF, to:        Cystic Fibrosis Foundation
                                                  6931 Arlington Road, 2nd Floor
                                                  Bethesda, Maryland 20814

                            Attention:            Robert J. Beall, PH.D.
                                                  President

                            Copy:                 Kenneth Schaner
                                                  3000 K Street NW
                                                  Washington, D.C. 20007
                                                  and
                                                  Melissa Ashlock, M.D.
                                                  6931 Arlington Road, 2nd Floor
                                                  Bethesda, Maryland 20814

                            If to Aurora, to:     Aurora Biosciences Corporation
                                                  11010 Torreyana Road
                                                  San Diego, CA 92121

                            Attention:            Michael J. Dunn
                                                  Vice President,
                                                  Business Development

                            Copy:                 John Mendlein
                                                  General Counsel,
                                                  Chief Knowledge Officer


        Either party may by like notice specify or change an address to which notices and communications will thereafter be sent. Notices sent by mail, facsimile or courier will be effective upon receipt and notices given by hand will be effective when delivered.

        10.5 Governing Law and Jurisdiction. This Agreement will be governed by the laws of the State of California, without regard to its rules of conflict of laws as such laws are applied to contracts entered into and to be performed within such state.

        10.6 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy will not operate or be construed as a continuing waiver of same or any other of such party's rights or remedies provided in this Agreement.

        10.7 Severability. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance will, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term, covenant or condition of this Agreement will be valid and be enforced to the fullest extent permitted by law; and



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                the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to effectuated.

        10.8 Independent Contractors. It is expressly agreed that Aurora and CFF will be independent contractors and that the relationship between the two parties will not constitute a partnership or agency of any kind. Neither Aurora nor CFF will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other, without the prior written authorization of the party to do so.

        10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        10.10 Entire Agreement. This Agreement between the parties (including all Exhibits) sets forth all of the covenants promises, agreements, warranties, representations, conditions and understandings between the parties hereto, and supersedes and terminates all prior agreements and understanding between the parties, with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representation conditions or understandings; either oral or written, between the parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties. This Agreement will not be strictly construed against either party hereto. Any conflict between the terms set forth in the text of this Agreement and the terms of any Exhibit hereto will be resolved in favor of the text of this Agreement. The written agreement between the parties of September 9, 1999 will be terminated as of the Effective Date of this Agreement and such prior agreement will no longer have any force or effect.

        10.11 No Third Party Beneficiaries. No Third Party, including any employee of any party to this Agreement when acting within the scope of his or her employment, will have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement will be deemed to constitute the parties partners with each other or any third party.

        10.12 Advice of Counsel. This Agreement has been negotiated by the parties and their respective counsel and will be fairly interpreted in accordance with its terms and without application of any rules of construction relating to which party drafted the Agreement being applied in favor or against either party.

        10.13 Construction. The term "Section" can refer to any single paragraph level found therein or any collection of multiple paragraphs within such Section.

        10.14 Dispute Resolution. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures



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                to facilitate the resolution of disputes arising under this
                Agreement in an expedient manner by mutual cooperation and without resorting to arbitration. The parties agree that prior to any arbitration concerning this Agreement, a member of CFF's senior management and Aurora's president will meet in person or by video-conferencing in a good faith effort to resolve any disputes concerning this Agreement. Within *** of a formal request by either party to the other, any party may, by written notice to the other, have such dispute referred to their respective officers designated or their successors, for attempted resolution by good faith negotiations, such good faith negotiations to begin within *** after such notice is received. Any dispute arising out of or relating to this Agreement which is not resolved between the parties or the designated officers of the parties pursuant to Section 10.14 will be resolved by final and binding arbitration conducted in *** under the then current Licensing Agreement Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration will be conducted by three (3) arbitrators who are knowledgeable in the subject matter which is at issue in the dispute. One arbitrator will be selected by CFF and one arbitrator will be selected by Aurora and the third arbitrator will be appointed by the AAA. In conducting the arbitration, the arbitrator will determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery (and provided that the arbitrators will permit such discovery they deem necessary to permit an equitable resolution of the dispute), and will be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, specific performance or replevin of property. The arbitrators will also be able to award actual or general damages, but will not award any other form of damage (e.g., consequential, punitive or exemplary damages). During the course of the arbitration neither party may terminate the Agreement for the cause giving rise to such arbitration, halt payments, curtail research or otherwise fail to perform its obligations under this Agreement. The parties will share equally the arbitrator's fees and expenses pending the resolution of the arbitration unless the arbitrators require the non-prevailing party to bear all or any portion of the costs of the prevailing party. The decision of the arbitrators will be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of such party. Notwithstanding anything to the contrary in this Section 10, either party may seek immediate injunctive or other interim relief from any court of competent jurisdiction with respect to any breach of Sections 6, or 7 hereof, or otherwise to enforce and protect the patent rights, copyrights, trademarks, or other intellectual property rights owned or Controlled by such party. In no event will a demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.




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


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

CYSTIC FIBROSIS FOUNDATION             AURORA BIOSCIENCES CORPORATION



By:                                By:

Name:    Robert J. Beall, Ph.D.    Name:     Stuart J.M. Collinson, Ph.D.

Title:   President                 Title:    President & Chief Executive Officer

Date:                              Date:




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

                                    EXHIBIT 1
                                   DEFINITIONS


As used in this Agreement, the following terms will have the following meanings:

        "Agreement" means this agreement, together with all appendices, exhibits and schedules hereto, and as the same may be amended or supplemented from time to time hereafter by a written agreement duly executed by authorized representatives of each party hereto.

        "Aurora Chemicals" means compounds owned or Controlled by Aurora *** for by CFF as set forth in Section 3.3.4, which may be amended by mutual written consent.

        "Aurora Chemistry Patents" means 1) Patent Rights owned or Controlled by Aurora as set forth in Exhibit 5.1 for Aurora Chemicals and 2) Patent Rights for Aurora Chemicals owned or Controlled by Aurora and developed solely under this Agreement; both of which are set forth in Exhibit 5.1 and may be amended by mutual written consent.

        "Aurora Chemistry Technology" means 1) Technology owned or Controlled by Aurora for Aurora Chemicals and 2) Technology for Aurora Chemicals owned or Controlled by Aurora developed solely under this Agreement; both of which are set forth in Exhibit 5.1 and may be amended by mutual written consent.

        "Aurora Patents" means Patent Rights owned or Controlled by Aurora as set forth in Exhibit 5.6A, and Patent Rights owned or Controlled by Aurora developed solely under this Agreement and may be amended by mutual written consent.

        "Aurora Technology" means Technology owned or Controlled by Aurora as of the Effective Date as set forth in Exhibit 2.3.8, and Technology owned or Controlled by Aurora developed solely under this Agreement and may be amended by mutual written consent.

        "***" means the percentage increase or decrease in the average of the following and not to exceed *** on an annual basis: 1) CPI (Consumer Price Index) for the year preceding such adjustment and 2) salaries for research scientists *** for the year preceding such adjustment and using the year 2000 as the base year.

        "CF" means Cystic Fibrosis, a genetic disorder of the CFTR gene that results in improperly regulated fluid secretion in the lungs and other exocrine tissues and its sequellae in patients with such genetic disorder.

        "CF Assay" means ***.

        "CF-Related Assay" means a ***.

        "CF Field" means for the discovery, development and treatment of CF ***.



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

        "CF Product" means a Product licensed from Aurora to CFF under this Agreement in the CF Field under Section 5.1.

        "CF Target" means a ***.

        "Chemistry Advisory Group" means an independent Third Party mutually agreed upon in writing by CFF and Aurora to advise CFF regarding assay development, milestone achievement, in vivo testing, Validated Hits, Lead prioritization and optimization, and Development Candidate selection and development; provided, however such Third Party is obligated in writing to CFF and Aurora to a confidentiality and proprietary inventions agreement and covenants to use any Aurora Confidential information solely for the Collaboration.

        "Collaboration" means the research alliance between the CFF and Aurora directed to the discovery of novel therapeutics for CF during the Collaborative Period.

        "Collaboration Assets" is defined in Section 3.2.3.

        "Collaboration Committee" means a committee comprised of up to *** representatives appointed by CFF (any Third Party representatives are required to be under a confidential disclosure and proprietary inventions agreement with Aurora), and up to *** representatives appointed by Aurora; *** of whom from each party will be voting members.

        "Collaboration Manager" means the lead contact person to the Steering Committee designated by Aurora and subject to the approval of the Steering Committee.

        "Collaborative Period" means the period of time that begins on the Effective Date and continues until the day preceding the *** anniversary of the Effective Date, unless extended by mutual written agreement of the Parties, or terminated earlier in accordance with Section 9.

        "Compound" means any molecule provided by Aurora or CFF in accordance with this Agreement ***.

        "Confidential Information" means all information, data, and Materials received by either party from the other party pursuant to this Agreement and all information, data, and Materials developed in the course of the collaboration and/or activities of the parties under this Agreement, including, without limitation, Technology of each party, subject to the exceptions set forth in Section 7.1.3.

        "Control" or "Controlled" means, with respect to tangible and intellectual property, possession by a party of the ability to grant a license or sublicense in accordance with the terms of this Agreement, and without violating the terms of any agreement by such party with any Third Party.

        "Derivative" means a ***.



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

        "Development Candidate" means any Lead or Derivative that is *** by the Steering Committee after recommendation by the Collaboration Committee for clinical development under this Agreement and that demonstrates substantially the following:

                1. ***;

                2. ***;

                3. ***;

                4. ***; and

                5. ***.

        In the event that a Lead or Derivative reaches an IND submission without designation as a Development Candidate, such Lead or Derivative will be deemed a Development Candidate for purposes of this Agreement.

        "Effective Date" means May 19, 2000.

        "FDA" will mean the United States Food and Drug Administration, or any successor agency having regulatory jurisdiction over the manufacture, distribution and sale of drugs in the United States or equivalent governmental agency or authority in any other jurisdiction.

        "FTE" or "Full Time Equivalent" will mean the full time equivalent of one (1) Aurora or contracted researcher, based on a minimum effort of *** hours per year, and charged at a rate of *** dollars ($***) per year; as adjusted by the ***.

        "Hit" means any Compound that demonstrates activity in a CF-Related Assay or CF Assay developed under the Collaboration *** and demonstrates substantially the following:

                1. ***.

                2. ***.

                3. ***.

                4. ***.

        "IND" means an Investigational New Drug application filed with and accepted by the FDA or any corresponding application filed in any country other than the United States or the first administration of a Development Candidate into a human subject.

        "Invention" means any new and useful idea or discovery, including without limitation a new and useful process, machine, manufacture, or composition of matter, or improvement thereto, whether or not patentable.

        "Know-How" means information and data that is not generally known to the public, including, but not limited to: Inventions, designs, concepts, algorithms, formulae, software, techniques, practices, processes, methods, knowledge, skill, experience, expertise and technical information.

        "Lead" means a ***:

                                       ***



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

        "Materials" means any ***.

        "Milestone Arbitrator" means an independent Third Party mutually agreed upon in writing by CFF and Aurora *** and such Third Party will have a confidential and proprietary inventions agreement with Aurora.

        "NDA" means a New Drug Application or the equivalent, and all supplements pursuant to the requirements of the FDA, including all documents, data and other information concerning Products which are necessary for FDA approval to market a Product, or the equivalent governmental approval in any other country.

        "Patent Rights" means all U.S. or foreign (including regional authorities such as the European Patent Office) regular or provisional patent applications, including any continuation, continuation-in-part, or division thereof or any substitute application therefor or equivalent thereof, and any patent issuing thereon, including any reissue, reexamination or extension thereof and any confirmation patent or registration patent or patent of additions based on any such patent, containing one or more claims to an Invention (and in the case of an issued patent, containing one or more Valid Claims), and which a party hereto owns or Controls, individually or jointly, any title thereto or rights thereunder.

        "Pulmonary Field" means discovery, development and treatment of disease in human pulmonary tract or lungs ***.

        "Product" means any pharmaceutical product that incorporates a Development Candidate paid for by CFF as an ingredient.

        "Steering Committee" means a committee comprised of *** members appointed by CFF and *** members appointed by Aurora, (of which *** from each group will also be members of the Collaboration Committee).

        "Technology" means Materials and Know-How.

        "Term" means the time period defined in Section 9.1.

        "Third Party" means any entity other than Aurora and CFF.

        "Valid Claim" means: ***.

        "Validated Hit" means a Hit that substantially demonstrates:

                1. ***;

                2. ***;

                3. ***; and

                4. ***.

        "Work Plan" means the mutually agreed upon written plan attached as
        Exhibit 2, as amended in writing from time to time by the parties hereto through the Collaboration Committee and



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

        approved by the Steering Committee, outlining drug discovery projects and research within the Collaboration during the Collaborative Period; provided, however that Work Plan may be amended through the Collaboration Committee without execution of an Amendment by the parties when such amendments are within the scope of the prior Work Plan.

        "Zip-lock License" means the license in Exhibit 5.6B.




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

                                   EXHIBIT 2.1

                                       ***


                                  EXHIBIT 2.3.8
                                AURORA TECHNOLOGY

                                       ***


                                  EXHIBIT 3.2.2

                                       ***


                                   EXHIBIT 5.1

                                       ***


                                  EXHIBIT 5.6 A

                                       ***


                                  EXHIBIT 5.6B
                                ZIP-LOCK LICENSE

                                       ***




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